EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Signature Group Holdings, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Kyle Ross, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Annual Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Annual Report presents fairly, in all material respects, the financial condition and results of operations of the Company.

March 13, 2014

/s/ Kyle Ross
Kyle Ross
Executive Vice President and Chief Financial Officer

This certification accompanies the Annual Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.